Form 4 Joint Filer Information

Name: GVI Holdings, Inc.
Name: GAMI Investments, Inc.
Name: Great American Management & Investment, Inc.
Name: HY I Investments, L.L.C.
Name: EGI-Managing Member (01), L.L.C.

Name: EGI-Fund (05-07) Investors, L.L.C.

Name: EGI-Fund (08-10) Investors, L.L.C.

Name: SZ Investments, L.L.C.
Name: Chai Trust Company, LLC

Address for each:

Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606

Designated Filer:

GVI Holdings, Inc.

Issuer and Ticker Symbol:

American Commercial Lines Inc. (ACLI)

Date of Event Requiring Statement:

March 20, 2009

GVI HOLDINGS, INC.
GAMI INVESTMENTS, INC.
GREAT AMERICAN MANAGEMENT & INVESTMENT, INC.
HY I INVESTMENTS, L.L.C.
EGI-MANAGING MEMBER (01), L.L.C.
EGI-FUND (05-07) INVESTORS, L.L.C.

EGI-FUND (08-10) INVESTORS, L.L.C.
SZ INVESTMENTS, L.L.C.

Each by: /s/ PHILIP G. TINKLER
-------------------------------------
Name: Philip G. Tinkler
Title: Vice President

CHAI TRUST COMPANY, LLC

By: /s/ JAMES G. BUNEGAR
-------------------------------------
Name: James G. Bunegar

Title: Vice President